Exhibit 99.1

Verra Mobility Announces Second Quarter 2026 Financial Results

•
Total revenue of $263.6 million
•
Net loss of $(48.2) million
•
Net cash provided from operations of $56.4 million
•
Entered into a seven-year contract extension with Avis Budget Group, Inc.
•
Entered into a five-year contract extension with Hertz
•
Revising fiscal year 2026 guidance

MESA, Ariz., August 5, 2026 /PRNewswire/ – Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today the financial results for the second quarter ended June 30, 2026.

"I am proud of what our team accomplished during the second quarter, delivering revenue and profitability above our internal expectations while continuing to execute well across the business," said Jon Keyser, Interim Chief Executive Officer of Verra Mobility. "During the quarter, we also retained two of our most important customer relationships by extending our long-standing agreements with Avis Budget Group and Hertz. These agreements, together with our selection by the City of Los Angeles to implement California's largest speed safety program, reflect the strength of our technology, our operational capabilities and the trust our customers place in Verra Mobility."

"This has been a transformative quarter for our company. On behalf of our leadership team, I want to sincerely thank our employees for embracing change, acting with urgency and re-centering our focus on customer success. Their commitment is helping build a more agile, customer-centric Verra Mobility and positions us for long-term value creation."

Second Quarter 2026 Financial Highlights

•
Revenue: Total revenue for the second quarter of 2026 was $263.6 million, an increase of 12% compared to $236.0 million for the second quarter of 2025. Service revenue growth was 10%, driven by 17% growth in our Government Solutions segment and 6% growth in our Commercial Services segment. Government Solutions service revenue growth was driven primarily by a $12.0 million increase in New York City revenues associated with new camera installations, net of pricing changes under the new contract. The remaining $5.1 million in growth is attributable to expansion in bus lane, speed and other services. The increase in Commercial Services revenue was due to increased product adoption and tolling activity compared to the prior year which contributed to a $4.1 million growth in rental car companies (“RACs”) tolling revenue, with the remainder primarily driven by higher violations processing. Parking Solutions service revenue increased by $0.2 million compared to the second quarter of 2025, as increased revenue from our software as a service (“SaaS”) product offerings was partially offset by decreases in subscription services and professional services revenue related to parking management solutions.
•
Net (loss) income and Diluted Earnings Per Share (“EPS”): Net loss for the second quarter of 2026 was $(48.2) million, or $(0.32) per share, based on 151.9 million diluted weighted average shares outstanding.

Exhibit 99.1

Net income for the comparable 2025 period was $38.6 million, or $0.24 per share, based on 161.5 million diluted weighted average shares outstanding. The decrease in net income for the second quarter of 2026 was primarily due to impairments on goodwill and intangible assets recorded for the three months ended June 30, 2026 and an increase in operating expenses, partially offset by margins on product sales and installation services and a decrease in selling, general and administrative expenses.
•
Adjusted EPS*: Adjusted EPS for the second quarter of 2026 was $0.38 per share compared to $0.34 per share for the second quarter of 2025.
•
Adjusted EBITDA*: Adjusted EBITDA was $110.7 million for the second quarter of 2026 compared to $105.3 million for the same period in 2025. Adjusted EBITDA Margin* was 42% and 45% of total revenue for the 2026 and 2025 periods, respectively.
•
Net Cash Provided from Operations: Cash provided by operating activities decreased by $18.7 million from $75.1 million for the three months ended June 30, 2025 to $56.4 million for the three months ended June 30, 2026. Net (loss) income quarter-over-quarter decreased by $86.8 million, from $38.6 million in 2025 to $(48.2) million in 2026. The aggregate adjustments to reconcile net (loss) income to net cash provided by operating activities increased $94.3 million mainly due to the impairments on goodwill and intangible assets recorded for the current period, a prior period uncertain tax position reserve release and the mark-to-market adjustment on the share-based proceeds, partially offset by decreases in stock-based compensation, deferred income taxes and credit loss expense. The aggregate changes in operating assets and liabilities decreased by $26.3 million in 2026 compared to the prior year period and were primarily due to an increase in the net use of working capital, of which the majority was attributable to an increase in accounts receivable, unbilled receivables and inventory, partially offset by an increase in accounts payable.
•
Free Cash Flow*: Free Cash Flow was $32.6 million for the second quarter of 2026 compared to $40.3 million for the prior year period. The decline in Free Cash Flow is attributable to the items impacting cash provided by operating activities (as discussed above), partially offset by a reduction in capital expenditures.

*Non-GAAP measure; refer to “Non-GAAP Financial Measures” further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

We report our results of operations based on three operating segments:

•
Commercial Services offers automated toll and violations management and title and registration solutions to rental car companies, fleet management companies and other large fleet owners.
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Government Solutions delivers automated safety solutions to municipalities, school districts and government agencies, including services and technology that enable photo enforcement cameras to detect and process traffic violations related to speed, red-light, school bus and city bus lane management.
•
Parking Solutions provides an integrated suite of parking software, transaction processing and hardware solutions to universities, municipalities, parking operators, healthcare facilities and transportation hubs in the United States and Canada.

Second Quarter 2026 Segment Detail

•
The Commercial Services segment generated total revenue of $115.1 million, a 6% increase compared to $109.1 million in the same period in 2025. Segment profit was $77.2 million, a 7% increase from $72.0 million in the prior year period. The increases in revenue and segment profit compared to the prior year period resulted from increased product adoption and tolling activity compared to the prior year which contributed to a $4.1 million growth in RAC tolling revenue, with the remainder primarily driven by higher violations

Exhibit 99.1

processing. The segment profit margin was 67% for the second quarter of 2026 and 66% for the second quarter of 2025. Second quarter 2026 segment profit margins benefitted from lower credit loss expense.
•
The Government Solutions segment generated total revenue of $128.5 million, a 20% increase compared to $107.1 million in the same period in 2025. The increase was due to a 17% increase in service revenue over the prior year period, primarily driven by a $12.0 million increase in New York City revenues associated with new camera installations, net of pricing changes under the new contract. The remaining $5.1 million in growth was attributable to an expansion in bus lane and speed camera-related revenue and other services. In addition, product revenue increased approximately $4.3 million from the prior year period. The segment profit was $31.2 million in 2026 compared to $30.1 million in the prior year period with segment profit margins of 24% for 2026 and 28% for 2025. The decline in segment profit margins compared to the prior year period was primarily driven by increased costs to support project implementations and the pricing change under the New York City contract.
•
The Parking Solutions segment generated total revenue of $20.0 million, a 1% increase compared to $19.9 million in the same period in 2025, which was due primarily to an increase in SaaS product offerings, partially offset by decreases in subscription services and professional services revenue related to parking management solutions compared to the prior year period. The segment profit was $2.3 million compared to $3.2 million in the prior year period with segment profit margins of 11% for 2026 and 16% for 2025.

Liquidity and Debt: As of June 30, 2026, cash and cash equivalents were $49.6 million and total debt, net was $1,035 million. Net cash provided by operating activities was $56.4 million for the three months ended June 30, 2026, and $97.2 million for the six months ended June 30, 2026.

Net Debt and Net Leverage*: As of June 30, 2026, Net Debt was $993.2 million and Net Leverage was 2.4x, as compared to $971.8 million and 2.3x as of December 31, 2025.

*Non-GAAP measure; refer to “Non-GAAP Financial Measures” further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Change in Executive Leadership and Organizational Realignment

On June 1, 2026, we announced that David Roberts had departed as our President and Chief Executive Officer and as a member of our Board of Directors. The Board appointed Jon Keyser, previously our Chief Transformation Officer and Executive Vice President and Chief Legal Officer, as Interim President and Chief Executive Officer and retained an executive search firm to assist with a comprehensive search for a permanent successor.

On June 17, 2026, we announced organizational changes intended to accelerate our transformation initiatives, strengthen customer focus and create a more agile and efficient operating model. These changes are intended to build upon a hybrid operating model that centralizes key functions, including Human Resources, Finance, Legal, Government Relations, Engineering and Product Management. Stacey Moser was appointed Chief Customer Officer with responsibility for sales, account management and marketing across our Commercial Services and Government Solutions businesses. We are evaluating the effect of these organizational and internal management reporting changes on our operating and reportable segments.

Commercial Services Customer Contracts

We announced that one of our three significant Commercial Services customers had issued a notice terminating its contract with us; that customer subsequently withdrew and rescinded the notice and instead entered into a seven-year contract extension on terms materially less favorable to us than the prior agreement, including an option for the customer to modulate its fleet volume. A second significant Commercial Services customer entered into a five-year extension, with options to extend, also on materially less favorable terms and with fleet volume modulation rights.

Fluctuations in fleet volume under these arrangements could cause our revenue, results of operations, and cash flows to vary from period to period and could have a material adverse effect on our business, financial condition,

Exhibit 99.1

and results of operations. Additionally, any future termination of either extended contract could have a material adverse effect on our business, financial condition, and results of operations.

Goodwill and Intangible Assets Impairments

We recorded a $64.0 million impairment to goodwill in our Parking Solutions segment during the six months ended June 30, 2026, which is presented in a separate line item on the consolidated statements of operations. This was in connection with our 2026 assessment of goodwill impairment which determined that the Parking Solutions reporting unit carrying value exceeded the estimated fair value. As part of this assessment, we determined that the carrying value of certain intangibles within the Parking Solutions segment were not recoverable and recorded a $40.4 million impairment to intangibles in our Parking Solutions segment during the six months ended June 30, 2026, which is presented in a separate line item on the consolidated statements of operations.

2026 Full Year Guidance

Any guidance that we provide is subject to change as a variety of factors can affect actual operating results. Certain of the factors that may impact our actual operating results are identified below in the safe harbor language included within Forward-Looking Statements of this press release.

We are providing the following forward-looking guidance, which includes Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, all of which are non-GAAP financial measures (defined below).

Based on our first half 2026 results and our outlook for the remainder of the year, we are revising our 2026 full year financial outlook to the following:

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Total Revenue of $945 million to $965 million
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Adjusted EBITDA of $360 million to $370 million
•
Adjusted EPS of $1.11 to $1.17
•
Free Cash Flow of $105 million to $115 million

Underlying Assumptions for 2026 Full Year Guidance

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Weighted average fully diluted share count expected to be approximately 153 million shares for the full year 2026
•
Effective tax rate (including state taxes) is expected to be 28.0% to 29.0%, with approximately $35 million in total cash taxes expected to be paid in 2026. The effective tax rate for non-GAAP adjustments is provided in the Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted EPS
•
Depreciation and amortization expense expected to be approximately $120 million for 2026
•
Total interest expense, net expected to be approximately $62 million, of which approximately $60 million is expected to be net cash interest paid
•
Change in working capital (change in operating assets and liabilities) is expected to result in a use of cash of approximately $30 million for 2026 primarily related to both our recent RAC contract renewals and the timing of expenditures and collections of our ongoing installation work in New York City
•
Capital expenditures (purchases of installation and service parts and property and equipment) are expected to be approximately $135 million for 2026 relating primarily to camera installations and MOSAIC implementation

Exhibit 99.1

Conference Call Details

Date: August 5, 2026

Time: 5:00 p.m. Eastern Time

To access this conference call by telephone, register here to receive dial-in numbers and a unique PIN to join the call.

Webcast Information: Available live in the “Investor Relations” section of our website at http://ir.verramobility.com.

A replay of the call will also be made available on the Investor Relations website. A copy of the earnings call presentation will be available on the Investor Relations section of our website.

About Verra Mobility

Verra Mobility Corporation (NASDAQ: VRRM) is a leading provider of smart mobility technology solutions that make transportation safer, smarter, and more connected. The company sits at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data, and people to enable safe, efficient solutions for customers globally. Verra Mobility’s transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility, and support healthier communities. The company also solves complex payment, utilization, and compliance challenges for fleet owners and rental car companies. Headquartered in Arizona, Verra Mobility operates in the United States, Australia, Europe, and Canada. For more information, please visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Forward-looking statements include statements regarding changes and trends in the market for our products and services, including expected operating results and metrics, such as revenue growth and expected margins; expansion plans and opportunities; expectations regarding the fluctuations in fleet volume under our arrangements with two of our significant Commercial Services customers; expectations relating to our selection by the City of Los Angeles to implement California’s largest speed safety program and the contract with the New York City Department of Transportation (“NYCDOT”); expectations regarding the prospect for long-term renewal with our other significant Commercial Services customer; our ability to improve operational efficiencies, generate cost savings and improve customer centricity; our ability to achieve expected benefits from transformation and strategic initiatives; full year guidance for 2026, including expected total revenue, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, and the underlying assumptions for the 2026 full-year guidance, including expected weighted average fully diluted share count, effective tax rate and cash taxes, expected depreciation and amortization expenses, expected interest expense, net and total net cash interest, expected change in working capital, expected capital expenditures, and expected operating expenditures; expectations relating to momentum across key growth areas and our pipeline; our ability to meet our long-term outlook; the expected benefits of our smart mobility platform, including margin expansion impact; and expectations concerning our share repurchase program. Forward-looking statements involve risks and uncertainties, and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to, the impact of negative industry and macroeconomic conditions, including inflation and higher interest rates, the impact of government actions and regulations, such as tariffs, trade protection measures, and military conflicts, on our customers or Verra Mobility; customer concentration in our Commercial Services and Government Solutions segments, including risks impacting these segments such as travel demand and legislation, and the risk of losing a customer; risks related to our contract with NYCDOT, which comprises a material portion of our revenue, including the timing of payments; risks associated with fluctuations in fleet volume under our arrangements with two of our significant Commercial Services customers; risks associated with the renewal of Commercial Services customer agreements or any future termination of any such contracts; risks related to the contractual renewal discussions with our third significant Commercial Services customer; risks and uncertainties related to our

Exhibit 99.1

government contracts, including legislative changes, termination rights, delays in payments, audits, and investigations; decreases in the prevalence or political acceptance of, or an increase in governmental restrictions regarding, automated and other similar methods of photo enforcement, parking solutions, or the use of tolling; our ability to successfully implement our acquisition strategy or integrate acquisitions; failures in or breaches of our networks or systems, including as a result of cyber-attacks or other incidents; risks and uncertainties related to our international operations and our ability to develop and successfully market new products and technologies into new markets; our failure to acquire necessary intellectual property or adequately protect our intellectual property; our ability to manage our substantial level of indebtedness; our ability to maintain effective internal controls over financial reporting; risks related to our goodwill and intangible assets, which have been subject to impairment and may be subject to further impairment in the future; our ability to properly perform under our contracts and otherwise satisfy our customers; risks associated with the use of artificial intelligence (“AI”) and related tools and our ability to achieve expected benefits from AI; our ability to incorporate AI into our business and transform our data into valuable insights, deliver more intelligent software and hardware, improve our efficiency of our operations and create a new generation of AI-enabled transportation solutions that strengthens customer outcomes, improves roadway safety and increases the long-term value of our technology platform;; decreased interest in outsourcing from our customers; our ability to keep up with technological developments and changing customer preferences; our ability to compete in a highly competitive and rapidly evolving market; risks and uncertainties related to our share repurchase program; risks and uncertainties related to litigation, including pending securities litigation, and other disputes and regulatory investigations; our reliance on specialized third-party providers; and other risks and uncertainties indicated from time to time in documents we filed or will file with the Securities and Exchange Commission (the “SEC”). In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this press release can or will be achieved. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and first quarter 2026 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Additional Information

We periodically provide information for investors on our corporate website, www.verramobility.com, and our investor relations website, ir.verramobility.com.

We intend to use our website including our quarterly earnings presentation as a means of disclosing material non-public information, additional financial and operating metrics and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media. In addition, you may enroll to automatically receive e-mail alerts and other information about our company by visiting “Email Alerts” under the “Investor Resources” section of the “Investors” portion of our website.

Exhibit 99.1

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we also disclose certain non-GAAP financial information in this press release. These financial measures are not recognized measures under GAAP and are not intended to be, and should not be, considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS, Adjusted EBITDA Margin, Net Debt, and Net Leverage are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. As a result, they may not be comparable to similarly titled performance measures presented by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

We are not providing a quantitative reconciliation of Adjusted EBITDA, Adjusted EPS, or Free Cash Flow which are included in our 2026 financial guidance above, in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income, Adjusted EPS to net income per share and Free Cash Flow to net cash provided by operating activities, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, we caution investors that actual results could differ materially from these non-GAAP financial projections.

We use the non-GAAP metrics EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA Margin to measure our performance from period to period, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. We use the non-GAAP metrics Free Cash Flow in connection with managing the business and we use the non-GAAP metrics “Net Debt” and “Net Leverage” to understand our overall leverage position and to evaluate capital allocation decisions. In addition, we also believe that these non-GAAP measures provide useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance, liquidity, and leverage relative to other periods. These non-GAAP measures have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, earnings per share, other consolidated income, cash flow, or debt data prepared in accordance with GAAP.

EBITDA and Adjusted EBITDA

We define “EBITDA” as net (loss) income adjusted to exclude interest expense, net, income taxes, depreciation and amortization. “Adjusted EBITDA” further excludes certain non-cash expenses and non-recurring items.

Free Cash Flow

We define “Free Cash Flow” as net cash flow provided by operating activities less purchases of installation and service parts and property and equipment.

Adjusted Net Income

We define “Adjusted Net Income” as net (loss) income adjusted to exclude amortization of intangibles and certain non-cash or non-recurring expenses such as loss on extinguishment of debt, among other items.

Adjusted EPS

We define “Adjusted EPS” as Adjusted Net Income divided by the diluted weighted average shares for the period.

Exhibit 99.1

Adjusted EBITDA Margin

We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

Net Debt

We define “Net Debt” as total debt, net excluding original issue discounts and unamortized deferred financing costs, less cash and cash equivalents.

Net Leverage

We define “Net Leverage” as Net Debt divided by the trailing twelve months Adjusted EBITDA as of the current quarter-end.

Additional Metrics

Recurring Revenue or Recurring Service Revenue

We define “Recurring Revenue” or “Recurring Service Revenue” as all revenue other than product sales for each of our segments, as we typically generate revenue on a recurring monthly basis under long-term contracts with our customers. This includes our Commercial Services segment where we generate service revenue through processing of tolls, violations, and titles and registrations.

Exhibit 99.1

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share data)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$49,561	$65,272
Restricted cash	3,629	3,046
Accounts receivable (net of allowance for credit losses of $20.4 million and $23.0 million at June 30, 2026 and December 31, 2025, respectively)	259,424	234,288
Unbilled receivables	97,279	56,100
Inventory	24,277	20,662
Prepaid expenses and other current assets	56,529	61,534
Total current assets	490,699	440,902
Installation and service parts, net	30,304	27,081
Property and equipment, net	249,079	208,703
Operating lease assets	46,178	36,359
Intangible assets, net	98,685	168,641
Goodwill	676,826	741,610
Other non-current assets	24,420	22,366
Total assets	$1,616,191	$1,645,662
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$141,117	$101,813
Deferred revenue	21,713	26,650
Accrued liabilities	60,345	69,851
Tax receivable agreement liability, current portion	5,257	5,257
Current portion of debt	10,000	6,888
Total current liabilities	238,432	210,459
Debt, net of current portion	1,024,657	1,021,157
Operating lease liabilities, net of current portion	46,664	31,338
Tax receivable agreement liability, net of current portion	33,418	38,418
Asset retirement obligations	18,898	17,789
Deferred tax liabilities, net	11,464	16,341
Other long-term liabilities	19,036	17,200
Total liabilities	1,392,569	1,352,702
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Class A common stock, $0.0001 par value	15	15
Additional paid-in capital	541,477	547,274
Accumulated deficit	(308,124)	(243,759)
Accumulated other comprehensive loss	(9,746)	(10,570)
Total stockholders' equity	223,622	292,960
Total liabilities and stockholders' equity	$1,616,191	$1,645,662

Exhibit 99.1

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2026	2025	2026	2025
Service revenue	$246,710	$223,477	$460,102	$435,379
Product sales	16,881	12,548	27,057	23,900
Total revenue	263,591	236,025	487,159	459,279
Cost of service revenue, excluding depreciation and amortization	14,210	4,629	21,601	9,412
Cost of product sales	14,035	8,946	22,325	16,978
Operating expenses	90,577	81,317	176,520	155,056
Selling, general and administrative expenses	43,990	48,466	84,843	99,967
Depreciation, amortization and (gain) loss on disposal of assets, net	29,167	29,473	58,458	57,287
Goodwill impairment	64,037	—	64,037	—
Impairment of intangible assets	40,354	—	40,354	—
Total costs and expenses	296,370	172,831	468,138	338,700
(Loss) income from operations	(32,779)	63,194	19,021	120,579
Interest expense, net	15,486	16,572	30,893	33,208
Loss on extinguishment of debt	—	23	—	48
Other income, net	(6,040)	(6,003)	(10,134)	(10,112)
Total other expenses	9,446	10,592	20,759	23,144
(Loss) income before income taxes	(42,225)	52,602	(1,738)	97,435
Income tax provision	5,953	14,027	19,696	26,521
Net (loss) income	$(48,178)	$38,575	$(21,434)	$70,914
Other comprehensive (loss) income:
Change in foreign currency translation adjustment	(170)	6,386	824	8,513
Total comprehensive (loss) income	$(48,348)	$44,961	$(20,610)	$79,427
Net (loss) income per share:
Basic	$(0.32)	$0.24	$(0.14)	$0.44
Diluted	$(0.32)	$0.24	$(0.14)	$0.44
Weighted average shares outstanding:
Basic	151,945	159,478	151,896	159,511
Diluted	151,945	161,543	151,896	161,804

Exhibit 99.1

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,
($ in thousands)	2026	2025
Cash Flows from Operating Activities:
Net (loss) income	$(48,178)	$38,575
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	28,530	29,155
Amortization of deferred financing costs and discounts	559	971
Loss on extinguishment of debt	—	23
Share-based proceeds from legal settlement	—	—
Unrealized loss on remeasurement of share-based proceeds	1,120	—
Credit loss expense	4,575	5,741
Deferred income taxes	(7,278)	(2,987)
Stock-based compensation	195	7,279
Uncertain tax position reserve release	—	(1,682)
Goodwill impairment	64,037	—
Impairment of intangible assets	40,354	—
Other	729	—
Changes in operating assets and liabilities:
Accounts receivable	(42,289)	(10,133)
Unbilled receivables	(14,637)	(4,218)
Inventory	(1,548)	(55)
Prepaid expenses and other assets	(218)	1,198
Deferred revenue	(2,695)	3,105
Accounts payable and other current liabilities	28,474	9,985
Other liabilities	4,675	(1,809)
Net cash provided by operating activities	56,405	75,148
Cash Flows from Investing Activities:
Purchases of installation and service parts and property and equipment	(23,849)	(34,875)
Cash proceeds from the sale of assets	99	75
Net cash used in investing activities	(23,750)	(34,800)
Cash Flows from Financing Activities:
Borrowings on Amended Revolver	62,000	—
Repayment on Amended Revolver	(88,000)	—
Repayment of term loan debt	(1,722)	(2,254)
Equipment financing arrangements	39	—
Repayment of equipment financing arrangements	(210)	—
Payment of debt issuance costs	43	(219)
Share repurchases and retirement	(1,330)	—
Proceeds from the exercise of stock options	—	671
Payment of employee tax withholding related to RSUs and PSUs vesting	(226)	(384)
Net cash used in financing activities	(29,406)	(2,186)
Effect of exchange rate changes on cash and cash equivalents	(165)	1,232
Net increase in cash, cash equivalents and restricted cash	3,084	39,394
Cash, cash equivalents and restricted cash - beginning of period	50,106	114,531
Cash, cash equivalents and restricted cash - end of period	$53,190	$153,925

Exhibit 99.1

VERRA MOBILITY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
($ in thousands)	2026	2025
Cash Flows from Operating Activities:
Net (loss) income	$(21,434)	$70,914
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	57,755	56,645
Amortization of deferred financing costs and discounts	1,122	1,903
Loss on extinguishment of debt	—	48
Share-based proceeds from legal settlement	(7,865)	—
Unrealized loss on remeasurement of share-based proceeds	2,628	—
Credit loss expense	7,210	13,856
Deferred income taxes	(5,262)	(4,467)
Stock-based compensation	7,147	13,735
Uncertain tax position reserve release	—	(1,682)
Goodwill impairment	64,037	—
Impairment of intangible assets	40,354	—
Other	881	1,227
Changes in operating assets and liabilities:
Accounts receivable	(32,412)	(23,674)
Unbilled receivables	(40,858)	(2,710)
Inventory	(9,745)	182
Prepaid expenses and other assets	11,037	5,975
Deferred revenue	(5,009)	(56)
Accounts payable and other current liabilities	22,931	7,900
Other liabilities	4,729	(1,683)
Net cash provided by operating activities	97,246	138,113
Cash Flows from Investing Activities:
Purchases of installation and service parts and property and equipment	(55,048)	(56,118)
Cash proceeds from the sale of assets	211	99
Net cash used in investing activities	(54,837)	(56,019)
Cash Flows from Financing Activities:
Borrowings on Amended Revolver	110,500	—
Repayment on Amended Revolver	(110,500)	—
Repayment of term loan debt	(3,444)	(4,509)
Equipment financing arrangements	2,908	—
Repayment of equipment financing arrangements	(210)	—
Payment of debt issuance costs	(536)	(262)
Share repurchases and retirement	(51,567)	—
Proceeds from the exercise of stock options	336	841
Payment of employee tax withholding related to RSUs and PSUs vesting	(5,474)	(6,990)
Net cash used in financing activities	(57,987)	(10,920)
Effect of exchange rate changes on cash and cash equivalents	450	1,597
Net (decrease) increase in cash, cash equivalents and restricted cash	(15,128)	72,771
Cash, cash equivalents and restricted cash - beginning of period	68,318	81,154
Cash, cash equivalents and restricted cash - end of period	$53,190	$153,925

Exhibit 99.1

VERRA MOBILITY CORPORATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net (loss) income	$(48,178)	$38,575	$(21,434)	$70,914
Interest expense, net	15,486	16,572	30,893	33,208
Income tax provision	5,953	14,027	19,696	26,521
Depreciation and amortization	28,530	29,155	57,755	56,645
EBITDA	1,791	98,329	86,910	187,288
Transaction and other related expenses (i)	—	1,093	—	1,093
Transformation expenses (ii)	3,219	(1,403)	7,412	(1,403)
Legal accrual/settlement (iii)	1,098	—	(9,180)	—
Goodwill impairment (iv)	64,037	—	64,037	—
Impairment of intangible assets (v)	40,354	—	40,354	—
Transfer pricing adjustments	(3)	—	(3)	—
Loss on extinguishment of debt	—	23	—	48
Stock-based compensation (vi)	195	7,279	7,147	13,735
Adjusted EBITDA	$110,691	$105,321	$196,677	$200,761

Adjusted EBITDA Margin	42%	45%	40%	44%
Net (Loss) Income Margin	(18)%	16%	(4)%	15%
Revenue	263,591	236,025	487,159	459,279

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions.
(ii)
Transformation expenses for the 2026 periods consist of severance and other employee separation costs. Transformation expenses for the 2025 periods represent a non-cash benefit in relation to a building lease.
(iii)
For the six months ended June 30, 2026 this relates to a legal settlement finalized in the first quarter of 2026 in the form of cash and equity securities, an adjustment relating to the equity securities to remeasure to fair value at the end of the reporting period, and directly associated legal costs incurred during the quarter. For the three months ended June 30, 2026 this consists of the quarterly adjustment relating to the equity securities to remeasure to fair value at the end of the reporting period.
(iv)
This relates to the non-cash impairment of goodwill in our Parking Solutions segment further discussed above.
(v)
This relates to the non-cash impairment of intangible assets in our Parking Solutions segment further discussed above.
(vi)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.

Exhibit 99.1

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$56,405	$75,148	$97,246	$138,113
Purchases of installation and service parts and property and equipment	(23,849)	(34,875)	(55,048)	(56,118)
Free Cash Flow	$32,556	$40,273	$42,198	$81,995

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME AND CALCULATION OF ADJUSTED EPS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2026	2025	2026	2025
Net (loss) income	$(48,178)	$38,575	$(21,434)	$70,914
Amortization of intangibles	14,316	16,377	29,915	33,074
Transaction and other related expenses (i)	—	1,093	—	1,093
Transformation expenses (ii)	3,219	(1,403)	7,412	(1,403)
Legal accrual/settlement (iii)	1,098	—	(9,180)	—
Goodwill impairment (iv)	64,037	—	64,037	—
Impairment of intangible assets (v)	40,354	—	40,354	—
Tax credit on impairment	(11,254)	—	(11,254)	—
Loss on extinguishment of debt	—	23	—	48
Stock-based compensation (vi)	195	7,279	7,147	13,735
Total adjustments before income tax effect	111,965	23,369	128,431	46,547
Income tax effect on adjustments	(5,272)	(6,771)	(9,882)	(13,485)
Total adjustments after income tax effect	106,693	16,598	118,549	33,062
Adjusted Net Income	$58,515	$55,173	$97,115	$103,976

Adjusted EPS	$0.38	$0.34	$0.63	$0.64
Diluted weighted average shares outstanding (vii)	153,154	161,543	153,422	161,804
Annual estimated effective income tax rate (viii)	28%	29%	28%	29%

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions.
(ii)
Transformation expenses for the 2026 periods consist of severance and other employee separation costs. Transformation expenses for the 2025 periods represent a non-cash benefit in relation to a building lease.
(iii)
For the six months ended June 30, 2026 this relates to a legal settlement finalized in the first quarter of 2026 in the form of cash and equity securities, an adjustment relating to the equity securities to remeasure to fair value at the end of the reporting period, and directly associated legal costs incurred during the quarter. For the three months ended June 30, 2026 this consists of the quarterly adjustment relating to the equity securities to remeasure to fair value at the end of the reporting period.
(iv)
This relates to the non-cash impairment of goodwill in our Parking Solutions segment further discussed above.
(v)
This relates to the non-cash impairment of intangible assets in our Parking Solutions segment further discussed above.

Exhibit 99.1

(vi)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.
(vii)
The diluted weighted average shares outstanding used above includes the dilutive effect of common stock equivalents outstanding for the 2026 periods. This differs from the weighted average shares outstanding used for net loss per share on our condensed consolidated statement of operations which have an anti-dilutive effect for the 2026 periods.
(viii)
The annual estimated effective tax rate used above excludes discrete items as they do not impact taxable income. This rate differs from the period-to-date effective tax rate used on our condensed consolidated statements of operations which includes the discrete items.

RECONCILIATION OF TOTAL DEBT, NET TO NET DEBT AND NET LEVERAGE (Unaudited)

($ in thousands)	June 30, 2026	December 31, 2025
Total debt, net	$1,034,657	$1,028,045
Original issue discounts	2,027	2,193
Unamortized deferred financing costs	6,074	6,844
Total debt, excluding original issue discounts and unamortized deferred financing costs	1,042,758	1,037,082
Cash and cash equivalents	(49,561)	(65,272)
Net Debt	$993,197	$971,810

Net Leverage	2.4x	2.3x
Trailing twelve months adjusted EBITDA (i)	411,825	415,905

(i)
Trailing Twelve Months or “TTM” refers to the trailing four quarters and is calculated by adding the sum of the current quarter’s and the prior three quarters’ being measured.

QUARTERLY RESULTS AND RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

($ in millions)	Q1 2025	Q2 2025	Q3 2025	Q4 2025	TTM 2025	Q1 2026	Q2 2026	TTM 2026
Net income	$32.3	$38.6	$46.8	$18.9	$136.6	$26.7	$(48.2)	$44.2
Interest expense, net	16.6	16.6	16.4	15.0	64.6	15.4	15.5	62.3
Income tax provision	12.5	14.0	17.8	14.0	58.3	13.7	6.0	51.5
Depreciation and amortization	27.6	29.1	28.6	28.9	114.2	29.3	28.5	115.3
EBITDA	89.0	98.3	109.6	76.8	373.7	85.1	1.8	273.3
Transaction and other related expenses (i)	—	1.1	—	6.3	7.4	—	—	6.3
Transformation expenses (ii)	—	(1.4)	0.2	10.3	9.1	4.2	3.2	17.9
Legal accrual/settlement (iii)	—	—	(1.5)	—	(1.5)	(10.3)	1.1	(10.7)
Goodwill impairment (iv)	—	—	—	—	—	—	64.0	64.0
Impairment of intangible assets (v)	—	—	—	—	—	—	40.4	40.4
Loss on extinguishment of debt	—	—	—	1.3	1.3	—	—	1.3
Tax receivable agreement liability adjustment	—	—	—	0.7	0.7	—	—	0.7
Stock-based compensation (vi)	6.4	7.3	5.0	6.5	25.2	7.0	0.1	18.6
Adjusted EBITDA	$95.4	$105.3	$113.3	$101.9	$415.9	$86.0	$110.6	$411.8

(i)
Transaction and other related expenses for the periods presented primarily related to deal costs incurred for potential acquisitions and debt modification costs related to the 2025 refinancing on our first lien term loan

Exhibit 99.1

(ii)
Transformation expenses for the 2026 periods consist of severance and other employee separation costs. Transformation expenses for the periods in 2025 primarily consist of expenses related to exit activities initiated during the fourth quarter in addition to a non-cash benefit in relation to a building lease for the full year.
(iii)
This relates to a legal settlement finalized in the first quarter of 2026 in the form of cash and equity securities, adjustments related to the equity securities to remeasure to fair value at the end of the reporting periods, and directly associated legal costs incurred. For the periods in 2025 this item relates to adjustments to loss contingencies.
(iv)
This relates to the non-cash impairment of goodwill in our Parking Solutions segment further discussed above.
(v)
This relates to the non-cash impairment of intangible assets in our Parking Solutions segment further discussed above.
(vi)
Stock-based compensation represents the non-cash charge related to the issuance of awards under the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan.

Investor Relations Contact

Mark Zindler

mark.zindler@verramobility.com